Exhibit 99.1

ABIOMED ANNOUNCES Q2 FY 2018 REVENUE OF $132.8 MILLION, UP 29% AND RECORD U.S.

PATIENT UTILIZATION, UP 33%

DANVERS, Mass. — October 26, 2017 – Abiomed, Inc. (NASDAQ: ABMD), a leading provider of breakthrough heart support technologies, today reported second quarter fiscal 2018 revenue of $132.8 million, an increase of 29% compared to revenue of $103.0 million for the same period of fiscal 2017. Second quarter fiscal 2018 GAAP net income was $24.5 million or $0.54 per diluted share, compared to GAAP net income of $8.9 million or $0.20 per diluted share for the prior year period.

Financial and operating highlights during the second quarter of fiscal 2018 include:

•	Worldwide revenue from Impella heart pumps totaled $127.4 million, an increase of 30% compared to revenue of $97.9 million during the same period of the prior year. U.S. revenue from Impella pumps grew 27% to $113.6 million and U.S. patient usage grew 33%.

•	Outside the U.S., revenue from Impella heart pumps totaled $13.8 million and was up 61%, predominantly from Germany, which grew 64% in revenue from the prior year with record number of patients.

•	The installed base for Impella 2.5® heart pumps in the U.S. grew by an additional 17 hospitals, which made initial purchases of Impella heart pumps, bringing the installed customer base to 1,171 sites. The installed customer base for Impella CP® heart pumps grew by 31 new U.S. hospitals, bringing the total number of Impella CP sites to 1,093. The installed customer base for Impella 5.0® heart pumps grew by 12 new U.S. hospitals, bringing the total number of Impella 5.0 sites to 484.

•	An additional 44 sites made initial purchases of Impella RP® heart pumps during the quarter, bringing the total number of sites to 186.

•	Gross margin of 84% compared to 83% of the prior year.

•	Operating income was $31.7 million, or 24% operating margin, compared to $14.5 million, or 14% operating margin in the prior year.

•	GAAP net income was $24.5 million or $0.54 per diluted share, which benefited from a new accounting standard that required $4.5 million, or $0.10 per diluted share, of excess tax benefits related to employee share-based compensation awards be recorded as a reduction of income tax expense. This compared to GAAP net income of $8.9 million or $0.20 per diluted share for the prior year, before the new accounting standard.

•	The Company generated $30.1 million in cash, cash equivalents and marketable securities, totaling $319.2 million as of September 30, 2017, compared to $289.1 million at June 30, 2017. The Company currently has no debt.

•	On September 20, 2017, Abiomed received FDA PMA approval for the Impella RP heart pump. With this approval, the Impella RP heart pump is the only percutaneous temporary ventricular support device that is FDA-approved as safe and effective for right heart failure.

•	Today, Abiomed announced in a separate press release the first patient treated with Impella® heart pump in Japan. The Impella 2.5 and Impella 5.0 heart pumps are approved for the treatment of drug-resistant acute heart failure and are the first and only percutaneous temporary ventricular support devices approved by the Pharmaceuticals and Medical Devices Agency (PMDA) in Japan.

“This quarter, we set new records for supporting patients in the U.S. and Germany and we continue to observe improved clinical outcomes with our education and training initiatives,” said Michael R. Minogue, Chairman, President and Chief Executive Officer, Abiomed. “I am proud of the team’s ability to consistently adapt and execute as we transform the standard of care and build the Field of Heart Recovery.”

FISCAL YEAR 2018 OUTLOOK

The Company is again increasing the lower end of its fiscal year 2018 revenue guidance by $5 million to a new range of $565 million to $575 million, an increase in revenue of 27% to 29% from the prior year. This compares to the Company’s initial forecast of $555 million to $575 million and a 25% to 29% increase from the prior year. The Company is also increasing its fiscal year guidance for GAAP operating margin to the range of 23% to 25%, from 22% to 24%.

CONFERENCE CALL

The Company will host a conference call to discuss the results on Thursday, October 26, 2017, at 8:00 a.m. EDT. Michael R. Minogue, Chairman, President and Chief Executive Officer and Robert L. Bowen, former Chief Financial Officer, will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial (855) 212-2361; the international number is (678) 809-1538. A replay of this conference call will be available beginning at 11 a.m. EDT October 26, 2017 through 11:00 a.m. EDT on October 29, 2017. The replay phone number is (855) 859-2056; the international number is (404) 537-3406. The replay access code is 95924236.

The ABIOMED logo, ABIOMED, Impella, Impella CP, and Impella RP are registered trademarks of Abiomed, Inc. in the U.S. and in certain foreign countries. Impella 2.5, Impella 5.0, and Recovering hearts. Saving lives. are trademarks of Abiomed, Inc.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc. is a leading provider of medical devices that provide circulatory support. Our products are designed to enable the heart to rest by improving blood flow and/or performing the pumping of the heart. For additional information, please visit: www.abiomed.com

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements, including statements regarding development of Abiomed’s existing and new products, the Company’s progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, including the potential for future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, litigation matters, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.

For further information please contact:

Ingrid Goldberg,

Director, Investor Relations

978-646-1590

ir@abiomed.com

Abiomed, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)

	September 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$44,536	$39,040
Short-term marketable securities	218,661	190,908
Accounts receivable, net	57,327	54,055
Inventories	40,632	34,931
Prepaid expenses and other current assets	9,014	8,024

Total current assets	370,170	326,958
Long-term marketable securities	55,954	47,143
Property and equipment, net	97,697	87,777
Goodwill	34,332	31,045
In-process research and development	16,016	14,482
Long-term deferred tax assets, net	106,798	34,723
Other assets	13,686	8,286

Total assets	$694,653	$550,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,667	$20,620
Accrued expenses	35,256	37,703
Deferred revenue	10,584	10,495
Current portion of capital lease obligation	851	799

Total current liabilities	63,358	69,617
Other long-term liabilities	598	3,251
Contingent consideration	9,835	9,153
Long-term deferred tax liabilities	866	783
Capital lease obligation, net of current portion	15,110	15,539

Total liabilities	89,767	98,343

Commitments and contingencies
Stockholders’ equity:
Class B Preferred Stock, $.01 par value	—	—
Authorized—1,000,000 shares; Issued and outstanding—none
Common stock, $.01 par value	442	437
Authorized—100,000,000 shares; Issued—45,921,029 shares at September 30, 2017 and 45,249,281 shares at March 31, 2017
Outstanding—44,200,784 shares at September 30, 2017 and 43,673,286 shares at March 31, 2017
Additional paid in capital	592,081	565,962
Retained earnings (accumulated deficit)	90,164	(46,959)
Treasury stock at cost—1,720,245 shares at September 30, 2017 and 1,575,995 shares at March 31, 2017	(65,999)	(46,763)
Accumulated other comprehensive loss	(11,802)	(20,606)

Total stockholders’ equity	604,886	452,071

Total liabilities and stockholders’ equity	$694,653	$550,414

Abiomed, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2017	2016	2017	2016
Revenue:
Product revenue	$132,782	$102,928	$265,213	$205,917
Funded research and development	41	27	78	33

	132,823	102,955	265,291	205,950

Costs and expenses:
Cost of product revenue	21,627	17,309	43,489	32,379
Research and development	19,390	18,052	36,321	33,712
Selling, general and administrative	60,080	53,086	120,677	104,118

	101,097	88,447	200,487	170,209

Income from operations	31,726	14,508	64,804	35,741

Other income:
Investment income, net	781	342	1,416	611
Other (expense) income, net	(23)	(114)	56	(191)

	758	228	1,472	420

Income before income taxes	32,484	14,736	66,276	36,161
Income tax provision (1)	7,981	5,861	4,399	14,376

Net income	$24,503	$8,875	$61,877	$21,785

Basic net income per share	$0.56	$0.21	$1.41	$0.51
Basic weighted average shares outstanding	44,141	43,129	44,018	42,971
Diluted net income per share (2)	$0.54	$0.20	$1.36	$0.49
Diluted weighted average shares outstanding	45,698	44,580	45,655	44,493
(1) Income tax provision includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards *	$4,434	$—	$21,276	$—
(2) Diluted net income per share includes the effect of the following item:
Excess tax benefits related to stock-based compensation awards *	$0.10	$—	$0.47	$—

*	In the first quarter of fiscal 2018, the Company adopted Accounting Standards Update No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which requires that all excess tax benefits and tax deficiencies related share-based compensation arrangements be recognized as income tax benefit or expense, instead of in stockholders’ equity as previous guidance required.